Exhibit 10.17

Execution Version

FORM OF CALL OPTION AGREEMENT

THIS OPTION AGREEMENT is dated as of _________, 2024 (this “Agreement”) and entered into by and among Harraden Circle Investor, LP and Harraden Circle Special Opportunities, LP (collectively, the “Buyer”) and [Tabula Rasa Ltd/Launchpad Capital Opportunities Fund LP (Series SPAC)] (“Seller”).

WHEREAS, Newcourt Acquisition Corp. (the “SPAC”) was incorporated for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, an operating business and Newcourt SPAC Sponsor LLC (the “Sponsor”) is the sponsor of the SPAC;

WHEREAS, the SPAC has entered into that certain Amended and Restated Business Combination Agreement, dated as of July 31, 2023, (as amended from time to time, the “Business Combination Agreement,” and the transactions contemplated thereby, the “Business Combination”) with Psyence Biomedical Ltd. (the “Company”), the Sponsor, Psyence Group Inc. (“Parent”), Psyence (Cayman) Merger Sub (“Merger Sub”), Psyence Biomed Corp., and Psyence Biomed II Corp (“Psyence”);

WHEREAS, the Buyer has entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Company and Psyence pursuant to which the Buyer will purchase certain Senior Secured Convertible Notes from the Company in a series of transactions, the first of which shall close immediately prior to the closing of the Business Combination;

WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement;

WHEREAS, in connection with such transaction Buyer is entitled to receive an aggregate of Three Million (3,000,000) Common Shares of the Company (the “Structuring Shares”), One Million Three Hundred Thousand (1,300,000) of which will be issued by the Company to Buyer at the First Tranche Closing and One Million Seven Hundred Thousand (1,700,000) of which will be paid pursuant to the terms set forth herein or set forth in a separate agreement on substantially identical terms (the “Option Shares”);

WHEREAS, the Option Shares are registered and freely tradeable Common Shares and will be free and clear of any encumbrances;

WHEREAS, Seller desires to transfer and sell [One Million Three Hundred Thousand (1,300,000) Common Shares/Four Hundred Thousand (400,000)] Common Shares to Buyer pursuant to the terms set forth herein (the “Seller Option Shares”);

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.	Defined Terms.
1.1.	“Closing Date” means the closing of the Business Combination of the Company.
1.2.	“Common Shares” means the Company’s Common Shares.
1.3.	“Share Call Price” means a price equal to 0.0001 per Common Share.
2.	Call Option. Seller hereby grants the Buyer, or its assigns, the option to require Seller to sell to the Buyer, or its assignees, any or all of the Seller Option Shares at the Share Call Price (the

“Call Option”). In order to exercise a Call Option, the Buyer shall deliver to Seller a call option notice in the form of Schedule I hereto.

3.

Completion. If any Call Option is exercised, a closing shall be held on the closing date specified in the relevant notice at _______________________, at which Seller will electronically deliver the requested Seller Option Shares to the account of Buyer as shall have been specified in the relevant notice and the Buyer, or its assigns, will deliver immediately available funds equal to the Share Call Price to an account of Seller furnished to the Buyer and its assigns, as applicable. The exercise, in whole or in part, of a Call Option shall reduce the number of Seller Option Shares or a Call Option on a one-for-one basis.

4.	Representations and Warranties of the Buyer and Seller.
4.1.

The Buyer hereby represents and warrants to Seller as of the date hereof and as of the closing of any Call Option, as follows: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate any other agreement to which it is a party; and (iii) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

4.2.	Seller hereby represents and warrants to the Buyer as of the date hereof and as of the closing of any Call Option, as follows:
(a)

Seller has full corporate power, authority and capacity to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement, and the compliance by Seller with the provisions of this Agreement, have been duly authorized by all requisite corporate, limited liability company or other action of Seller. No other corporate, limited liability company or other actions or proceedings are required to be taken by or on the part of Seller to authorize and permit the execution, delivery and performance by Seller of this Agreement. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by each other party hereto) constitutes a legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

(b)

Immediately prior to the transactions contemplated in this Agreement, Seller will be the sole legal and beneficial owner of all of the Seller Option Shares, and no Person other than Seller has any claim, by contract or otherwise, of rights, title or legal or beneficial ownership in or to the Seller Option Shares. Upon consummation of the transactions contemplated by this Agreement, the Buyer shall own valid title to the Seller Option Shares, free and clear of all encumbrances. None of the Seller Option Shares were issued in violation of any contract, arrangement or commitment to which Seller is a party or are subject or in violation of any preemptive or similar rights of any Person.

(c)

The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) conflict with or result in a violation or breach of any provision of any applicable law, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel, any contract to which Seller is a party or by which Seller is bound or to which any of Seller’s properties or assets are subject, or any permit affecting the properties, assets or business of Seller, or (ii) result in the creation or imposition of any encumbrance on any properties or assets of Seller. No consent, approval, permit or governmental order of, declaration or filing with or notice to, any governmental authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. There are no Actions or Proceedings against or by that challenge or seek to prevent, enjoin or otherwise delay or could adversely affect any of Seller’s properties or assets or the transactions contemplated by this Agreement.

(d)	The Seller Option Shares will be registered and freely tradeable when received by the Buyer.
5.	Adjustments to Call Price and Number of Seller Option Shares. The Share Call Price and the number of Seller Option Shares shall be subject to adjustment from time to time as hereinafter set forth:
5.1.

Share Dividends; Split Ups. If after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding shares of Company Common Shares is increased by a stock dividend payable in Common Shares or by a split up of Common Shares or other similar event, then, on the effective day thereof, the number of Seller Option Shares shall be increased in proportion to such increase in outstanding shares, and the Share Call Price shall be proportionately adjusted.

5.2.

Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 5.3, the number of outstanding shares of Company Common Shares is decreased by a consolidation, combination or reclassification of Common Shares or other similar event, then, on the effective date thereof, the number of Seller Option Shares shall be decreased in proportion to such decrease in outstanding shares of Company Common Shares, and the Share Call Price shall be proportionately adjusted.

5.3.

Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Company Common Shares other than a change covered by Section 5.1 or 5.2 hereof or that solely affects the par value of the shares of Company Common Shares, or in the case of any share reconstruction or amalgamation or consolidation of Seller with or into another entity (other than a consolidation or share reconstruction or amalgamation in which Seller is the continuing entity and that does not result in any reclassification or reorganization of the outstanding shares of Company Common Shares), or in the case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, Seller shall have the right thereafter to receive upon the exercise of the Share Call Option, the same aggregate Share Call Price, payable hereunder immediately prior to such event, in exchange for the kind and amount of shares of stock or other securities or property (including cash) received by Seller upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation; and if any reclassification also results in a change in shares of Company Common Shares covered by Section 5.1 or 5.2, then such adjustment shall be made pursuant to Sections 5.1, 5.2 and this Section 5.3. The provisions of this Section 5.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.

Beneficial Ownership Limitation. Notwithstanding any other provisions hereof, Buyer shall not have the right to acquire the full amount of the Seller Option Shares hereunder and Buyer shall not be entitled to take delivery of Seller Option Shares hereunder to the extent (but only to the extent) that, after receipt of the contemplated amount of Seller Option Shares to be delivered hereunder the number of Common Shares owned by Buyer (including any Common Shares owned by Buyer upon conversion of the Notes) would exceed the Beneficial Ownership Limitation. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, the amount of Common Shares owned by Buyer would exceed the Beneficial Ownership Limitation. If any delivery owed to Buyer hereunder is not made, in whole or in part, as a result of this provision, Seller’s obligation to make such delivery shall not be extinguished and Seller shall make such delivery as promptly as practicable after, but in no event later than one Trading Day after, Buyer gives notice to the Company that, after such delivery, the Common Shares owned by Buyer would not exceed the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” shall be 9.9% of the number of the Common Shares outstanding. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

7.

Notice. Any notice required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (a) delivered personally, (b) delivered by a recognized overnight courier service instructed to provide next-day delivery, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses set forth below, or to such other addresses or to the attention of such other Person as the recipient has specified by prior written notice to the sender. Date of service of such notice shall be: (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of confirmation of successful transmission), (ii) three days after the date of mailing if sent by certified or registered mail, or (iii) one day after date of delivery to the overnight courier if sent by overnight courier. Unless otherwise specified in writing, the mailing addresses of the parties hereto shall be as follows:

If to Tabula Rasa, addressed to:

Attention:
Facsimile:

If to Launchpad, addressed to:

Attention:
Facsimile:

If to the Buyer, addressed to:
c/o

Attention:
Facsimile:

8.

Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic execution and delivery of this Agreement is legal, valid and binding for all purposes.

9.

Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with all Exhibits, Schedules and Annexes hereto (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the matters contemplated hereby and (b) is not intended to confer upon any person other than the parties any rights or remedies.

10.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Option Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Option Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under this Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

11.

Assignment. Except as set forth in Section 2 hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

12.

Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by each of Seller and Buyer, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, no amendment or waiver to Section 6 of this Agreement shall be permitted and shall be of no force and effect unless Buyer shall have provided Seller with 61 days’ prior notice of such amendment or waiver.

[remainder of page left intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[TABULA RASA LTD/ LAUNCHPAD CAPITAL OPPORTUNITIES FUND LP (SERIES SPAC)]

By:
Name:
Title:

HARRADEN CIRCLE INVESTORS, LP

By:
Name:
Title:

HARRADEN CIRCLE OPPORTUNITIES, LP

By:
Name:
Title:

SCHEDULE I
CALL OPTION NOTICE

To: [SELLER]

Attention:	[•]

[Date]

Ladies and Gentlemen,

Call Option Notice

We refer to the Option Agreement (the “Option Agreement”) dated ________ ___, 2024 and made between you and the undersigned. Terms defined in the Option Agreement shall bear the same meaning when used herein.

We hereby confirm that we wish to exercise the option granted under Section 2 of the Option Agreement and accordingly the Share Call Option is hereby exercised with respect to ________ Option Shares.

The Closing Date shall be [•].

This call option notice is irrevocable and is governed by, and shall be construed in accordance with the laws of the State of New York.

Yours faithfully

By:
Name:
Title: